                                                                   EXHIBIT 11.1

                        ALDILA, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME PER COMMON SHARE
                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      Three months ended              Six months ended
                                                                           June 30,                      June 30,
                                                                      1998           1997           1998          1997
                                                                   ---------      ---------      ---------     ----------
BASIC:
Net income                                                         $  1,564       $  1,376       $  2,705       $  2,309
Weighted average number of common shares outstanding                 15,451         15,677         15,441         15,796
                                                                   ---------      ---------      ---------     ----------
Net Income per common share                                        $   0.10       $   0.09       $   0.18       $   0.15
                                                                   ---------      ---------      ---------     ----------
                                                                   ---------      ---------      ---------     ----------

ASSUMING DILUTION:
Net income                                                         $  1,564       $  1,376       $  2,705       $  2,309
Weighted average number of common shares outstanding                 15,451         15,677         15,441         15,796
The number of shares resulting from the assumed
 exercise of stock options reduced by the number
 of shares which could have been purchased with
 the proceeds from such exercise, using the average
 market price during the period                                         442             83            259             83
                                                                   ---------      ---------      ---------     ----------
Weighted average number of common and
 common equivalent shares                                            15,893         15,760         15,700         15,879
                                                                   ---------      ---------      ---------     ----------
Net Income per common share, assuming dilution                     $   0.10       $   0.09       $   0.17       $   0.15
                                                                   ---------      ---------      ---------     ----------
                                                                   ---------      ---------      ---------     ----------